Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	Nancy M. Bufalino, 312/822-7757
Katrina W. Parker, 312/822-5167	John J. Hanrahan, 312/822-6586
David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
4th QUARTER AND YEAR-END 2006 RESULTS
INSURER ALSO ANNOUNCES ELECTION OF JOSE MONTEMAYOR AS DIRECTOR
CHICAGO, February 12, 2007 — CNA Financial Corporation (NYSE: CNA) today announced fourth quarter and year-end 2006 results, which included the following items:
•	Net operating income for the fourth quarter of 2006 of $248 million.

•	Net income for the fourth quarter of 2006 of $329 million, or $1.22 per diluted share.

•	Net operating income and net income for the full-year 2006 of $1.1 billion.

•	Property & Casualty Operations combined ratio for the fourth quarter and full-year 2006 of 99.0% and 96.4%.

•	Net operating return on equity for the fourth quarter and full-year 2006 of 11.0% and 12.0%.

•	Book value per common share of $36.03 at December 31, 2006, as compared to $31.26 at December 31, 2005.

	Results for the Three		Results for the Year
	Months Ended December 31		Ended December 31
($ millions)	2006	2005	2006	2005

Net operating income (loss) (a)	$248	$(172)	$1,070	$253
Net realized investment gains (losses)	108	(54)	67	(10)

Net income (loss) from continuing operations	356	(226)	1,137	243
Net (loss) income from discontinued operations	(27)	9	(29)	21

Net income (loss)	$329	$(217)	$1,108	$264

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note O of the Condensed Consolidated Financial Statements within the September 30, 2006 Form 10-Q for further discussion of this measure.

Diluted Per Share Results Available to Common Stockholders

	Results for the Three Months		Results for the Year Ended
	Ended December 31		December 31
	2006	2005	2006	2005
Net income (loss) from continuing operations (a)	$1.32	$(0.95)	$4.16	$0.68
Net (loss) income from discontinued operations	(0.10)	0.03	(0.11)	0.08

Net income (loss)	$1.22	$(0.92)	$4.05	$0.76

(a)	The year ended December 31, 2006 per share results available to common stockholders are reduced by $46 million, or $0.17 per share, of undeclared preferred stock dividends. The three months and year ended December 31, 2005 per share results available to common stockholders are reduced by $18 million and $70 million, or $0.07 per share and $0.27 per share, of undeclared preferred stock dividends. The undeclared but accumulated preferred stock dividends relate to the Company’s Series H Cumulative Preferred Stock which was repurchased from Loews Corporation on August 8, 2006.
Net operating income from continuing operations for the three months ended December 31, 2006 increased $420 million as compared with the same period in 2005. The Property & Casualty Operations produced combined ratios of 95.1% and 101.4% in the fourth quarter of 2006 and 2005, before the 3.9 and 20.0 point impacts of significant commutations and catastrophes. Additionally, net investment income increased significantly.
“This was a very good year for CNA,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation. “Earnings were strong and return on equity was much improved. Our core P&C Operations performed very well. Investment income was strong. We continued to strengthen our balance sheet, and our runoff businesses performed in a controlled and orderly fashion. A fourth quarter reinsurance commutation was the last in a series of commutations that effectively eliminated an interest cost drag on earnings that exceeded $300 million just three years ago. Overall, CNA delivered in 2006 and is positioned for consistent, sustainable performance going forward.”
Net income for the three months ended December 31, 2006 increased $546 million as compared with the same period in 2005. This increase was due to the improved net operating results and increased net realized investment results. Net loss from discontinued operations includes a $29 million impairment loss related to the anticipated sale of a portion of the run-off business.
Net operating income from continuing operations for the year ended December 31, 2006 increased $817 million as compared with the same period in 2005. The increase was due to significantly decreased catastrophe impacts in 2006 as compared to 2005, as well as the favorable full-year impacts of the items discussed in the three month comparison above. The Property & Casualty Operations produced a combined ratio of 95.0% and 98.4% for the year ended December 31, 2006 and 2005, before the 1.4 and 11.6 point impacts of significant commutations and catastrophes.
Net income for the year ended December 31, 2006 increased $844 million as compared with the same period in 2005. This increase was primarily due to improved net operating income and net realized investment results, partially offset by unfavorable results from discontinued operations.

Segment Results for the Three Months Ended December 31, 2006

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$154	$121	$275	$(1)	$(26)	$248
Net realized investment gains	59	20	79	4	25	108

Net income (loss) from continuing operations	$213	$141	$354	$3	$(1)	$356

Segment Results for the Three Months Ended December 31, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating (loss) income	$(98)	$68	$(30)	$(22)	$(120)	$(172)
Net realized investment losses	(33)	(7)	(40)	(14)	—	(54)

Net (loss) income from continuing operations	$(131)	$61	$(70)	$(36)	$(120)	$(226)

Segment Results for the Year Ended December 31, 2006

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income (loss)	$617	$464	$1,081	$(14)	$3	$1,070
Net realized investment gains (losses)	55	18	73	(33)	27	67

Net income (loss) from continuing operations	$672	$482	$1,154	$(47)	$30	$1,137

Segment Results for the Year Ended December 31, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating (loss) income	$(41)	$336	$295	$(51)	$9	$253
Net realized investment gains (losses)	9	12	21	(19)	(12)	(10)

Net (loss) income from continuing operations	$(32)	$348	$316	$(70)	$(3)	$243

Property & Casualty Operations Gross Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2006	2005	2006	2005
Standard Lines	$1,483	$1,455	$6,209	$5,986
Specialty Lines	759	728	3,078	2,947

Total P&C Operations	$2,242	$2,183	$9,287	$8,933

Property & Casualty Operations Net Written Premiums

	Three Months Ended December 31		Year Ended December 31
($ millions)	2006	2005	2006	2005
Standard Lines	$1,039	$1,030	$4,433	$4,382
Specialty Lines	648	625	2,596	2,463

Total P&C Operations	$1,687	$1,655	$7,029	$6,845

Property & Casualty Calendar Year Loss Ratios

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Standard Lines	72.2%	102.8%	70.1%	87.5%
Specialty Lines	60.8%	71.2%	60.5%	65.3%
Total P&C Operations	68.0%	91.0%	66.6%	79.5%
Total P&C Companies (a)	79.6%	109.0%	75.7%	89.4%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.
Property & Casualty Calendar Year Combined Ratios

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Standard Lines	104.8%	136.1%	101.6%	120.3%
Specialty Lines	88.9%	96.9%	87.4%	91.6%
Total P&C Operations	99.0%	121.4%	96.4%	110.0%
Total P&C Companies (a)	111.3%	140.8%	106.0%	120.9%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.
Property & Casualty Calendar Year Loss Ratios Before Catastrophes & Significant Commutations

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Standard Lines	66.4%	73.4%	67.8%	70.3%
Specialty Lines	60.2%	67.1%	60.3%	63.5%
Total P&C Operations	64.1%	71.1%	65.0%	67.9%
Property & Casualty Calendar Year Combined Ratios Before Catastrophes & Significant Commutations

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Standard Lines	99.0%	106.5%	99.4%	103.2%
Specialty Lines	88.3%	92.8%	87.3%	89.7%
Total P&C Operations	95.1%	101.4%	95.0%	98.4%

Property & Casualty Gross Accident Year Loss Ratios

	Accident Year 2006	Accident Year 2005	Accident Year 2005
	Evaluated at	Evaluated at	Evaluated at
	December 31, 2006	December 31, 2005	December 31, 2006
Standard Lines	68.0%	76.4%	74.8%
Specialty Lines	60.4%	63.7%	60.8%
Total P&C Operations	65.5%	72.2%	70.2%
Property & Casualty Net Accident Year Loss Ratios

	Accident Year 2006		Accident Year 2005
	Evaluated at	Accident Year 2005	Evaluated at
	December 31, 2006	Evaluated at	December 31, 2006
	(a)	December 31, 2005	(a)
Standard Lines	68.1%	76.3%	74.4%
Specialty Lines	60.3%	63.4%	60.4%
Total P&C Operations	65.2%	71.6%	69.3%

(a)	The 2006 net accident year loss ratio evaluated at December 31, 2006 includes 1.3 points, 0.2 points and 0.9 points related to catastrophe losses for Standard Lines, Specialty Lines, and P&C Operations. The 2005 net accident year loss ratio evaluated at December 31, 2006 includes 11.1 points, 1.1 points, and 7.4 points related to catastrophe losses for Standard Lines, Specialty Lines, and P&C Operations.
After-Tax Significant Items
Three Months Ended December 31, 2006

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Significant Commutations	$(31)	$—	$(31)	$—	$—	$(31)
Catastrophes	(10)	(2)	(12)	—	—	(12)

Total	$(41)	$(2)	$(43)	$—	$—	$(43)

After-Tax Significant Items
Three Months Ended December 31, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Significant Commutations	$(173)	$(15)	$(188)	$—	$(35)	$(223)
Catastrophes	(34)	(3)	(37)	—	—	(37)

Total	$(207)	$(18)	$(225)	$—	$(35)	$(260)

After-Tax Significant Items
Year Ended December 31, 2006

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Significant Commutations	$(31)	$—	$(31)	$—	$—	$(31)
Catastrophes	(31)	(1)	(32)	—	—	(32)

Total	$(62)	$(1)	$(63)	$—	$—	$(63)

After-Tax Significant Items
Year Ended December 31, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Significant Commutations	$(173)	$(15)	$(188)	$—	$(71)	$(259)
Catastrophes	(318)	(16)	(334)	—	—	(334)

Total	$(491)	$(31)	$(522)	$—	$(71)	$(593)

Business Operating Highlights
Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system. This business also includes excess and surplus lines, as well as insurance and risk management products sold to large corporations.
•	Net written premiums increased $9 million for the fourth quarter of 2006 as compared with the same period in 2005. Standard Lines retention remained flat at 81% as compared to the same period in 2005. Rates on average decreased 1% during the fourth quarter of 2006.

•	Net operating income increased $252 million for the fourth quarter of 2006 as compared with the same period in 2005. Operating results improved in the fourth quarter of 2006 due to decreased impacts from significant commutations and catastrophes as compared to the same period in 2005. Also favorably impacting net operating results was an increase in net investment income.

•	Net results for the fourth quarter of 2006 increased $344 million as compared with the same period in 2005. This improvement was attributable to increases in net operating income and net realized investment results.
Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services.
•	Net written premiums increased $23 million for the fourth quarter of 2006 as compared with the same period in 2005. Specialty Lines retention improved 1 point to 88% as compared to the same period in 2005. Rates on average decreased 2% during the fourth quarter of 2006.

•	Net operating income increased $53 million for the fourth quarter of 2006 as compared with the same period in 2005. This increase was primarily driven by an increase in net investment income. In addition, the 2005 results were adversely impacted by a loss related to significant commutations.

•	Net income increased $80 million for the fourth quarter of 2006 as compared with the same period in 2005. This increase was attributable to increased net operating income and net realized investment results.

Life and Group Non-Core primarily includes the results of the life and group lines of business that have either been sold or placed in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.
•	Net results for the fourth quarter of 2006 increased $39 million as compared with the same period in 2005. This increase was primarily driven by increases in net investment income and net realized investment results.
Corporate and Other Non-Core contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims. In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re.
•	Net results for the fourth quarter of 2006 increased $119 million as compared with the same period in 2005. The 2006 results benefited from a decrease in unfavorable net prior year development, including the impact of commutations, and increased net investment income. Net prior year development recorded in 2006 included $63 million pre-tax related to mass tort exposures.
Net Investment Income
Pretax net investment income for the fourth quarter of 2006 increased $143 million over the same period of 2005. The improvement was primarily driven by interest rate increases across fixed maturity securities and short term investments, an increase in the overall invested asset base resulting from improved cashflow, improved results from limited partnerships and a reduction of interest expense on funds withheld and other deposits. During 2006 and 2005, we commuted several significant finite reinsurance contracts, which contained interest crediting provisions. As a result, interest expense on funds withheld has declined significantly.

Election of Jose Montemayor as Director
CNA also announced today that Jose Montemayor joined its Board of Directors on February 7, 2007. Mr. Montemayor will serve on the board’s Executive and Finance Committees and also as a financial expert on its Audit Committee.
“We are pleased to welcome Jose to our Board,” said Stephen Lilienthal. “He brings to us a very strong background of industry knowledge and financial expertise, and we look forward to his counsel and support.”
Mr. Montemayor is a Principal of Black Diamond Capital Partners. After retiring from the Air Force in 1993 with the rank of major, he spent twelve years with the Texas Department of Insurance. He served two years as Director of Insurer Services and from 1995 until being appointed Commissioner, he served as Senior Associate Commissioner for the Financial Program, overseeing the licensing, solvency and market conduct of more than 2,000 insurers and health maintenance organizations doing business in Texas. He was Commissioner from 1999 to 2005.
Mr. Montemayor is a 1975 graduate of St. Edward’s University and a 1988 Kellogg Foundation fellow. He received a master of accountancy from Southwest Texas State University in 1996. He is a member of the Texas Society of Public Accountants, the American Institute of Certified Public Accountants and the Society of Financial Examiners.
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. EST today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 515-2235 or for international callers, (719) 457-2601. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA Website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available on CNA’s website through February 19, 2007. The replay can also be accessed by dialing (888) 203-1112 or for international callers, (719) 457-0820. The replay passcode is 3604225. Financial supplement information related to the fourth quarter results is available on the investor relations pages of the CNA Website or by contacting David Adams at (312) 822-2183.
FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company’s website.
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